Exhibit 2.3

           AMENDED AND RESTATED COMMERCIAL LOAN AND SECURITY AGREEMENT

     THIS IS AN AMENDED AND RESTATED COMMERCIAL LOAN AND SECURITY AGREEMENT made this ____ day of ___________, 2007 (this "Agreement"), by and between:

     Stanford International Bank Ltd., a company organized under the laws of Antigua and Barbuda having its principal office at c/o Stanford Financial Group Company, 6075 Poplar Avenue, Memphis, Tennessee 38119 (hereinafter referred to as "Lender"), and Superior Galleries, Inc., a Delaware corporation with a place of business at 9478 W. Olympic Blvd., Beverly Hills, California 90212 (hereinafter referred to as "Borrower"), with reference to the following facts:

                                    RECITALS
                                    --------

         A. Pursuant to a Commercial Loan and Security Agreement originally dated October 1, 2003, as amended (the "Existing Loan Agreement"), Stanford Financial Group Company ("SFG") has provided certain credit facilities to Borrower. On November 30, 2004, the Lender was assigned all of SFG's right, title and interest in the Existing Loan Agreement and the promissory note issued thereunder.

         B. Pursuant to the Existing Loan Agreement, Lender provides Borrower a revolving credit facility of up to Nineteen Million Eight Hundred Ninety Two Thousand Three Hundred and Forty Dollars ($19,892,340).

         C. Borrower and Lender wish to enter into this Agreement, which shall amend and restate the Existing Loan Agreement in its entirety and which hereinafter shall govern the terms and conditions under which Lender shall provide credit facilities to Borrower.

     NOW, THEREFORE, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS (reference being hereby made to Section 10 below for the definition of certain capitalized terms used herein):

     Section 1. The Loans,  Advances,  Interest,  Security  Interest,  Financing
                ----------------------------------------------------------------
Statements, Collateral, Subordinations.
---------------------------------------

     1.1 Loan Authorization

         (a) The First Revolving Loan

         Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make advances to Borrower (the "First Revolving Loan") in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) Five Million Five Hundred Thousand Dollars ($5,500,000) or (ii) the Borrowing Base. Advances under the First Revolving Loan shall be made in minimum amounts of One Hundred Thousand Dollars ($100,000) for each advance. The First Revolving Loan shall be evidenced by the First Revolving Loan Note in the form of Schedule "A-1" attached hereto and made a part hereof (referred to herein as the "First

Revolving Loan Note"). The aforesaid First Revolving Loan Note and advances thereunder may be continued or extended by mutual agreement of the parties; provided, however, the parties acknowledge that Lender is under no obligation to extend the term of the First Revolving Loan and whether or not to continue or extend the term of the First Revolving Loan is in the Lender's sole and absolute discretion. Notwithstanding the above provisions, the security interest granted to Lender in the Collateral as herein defined shall not in any way be limited to such amount or be dependent upon the use to which such funds are put but shall at all times fully secure the Obligations (as hereinafter defined).

         (b) The Second Revolving Loan

         Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make advances to Borrower (the "Second Revolving Loan") in an aggregate principal amount outstanding at any time not to exceed Six Million Dollars ($6,000,000). Advances under the Second Revolving Loan shall be made in minimum amounts of One Hundred Thousand Dollars ($100,000) for each advance. The Second Revolving Loan shall be evidenced by a Second Revolving Loan Note in the form of Schedule "A-2" attached hereto and made a part hereof (referred to herein as the "Second Revolving Loan Note"). The aforesaid Second Revolving Loan Note and advances thereunder may be continued or extended by mutual agreement of the parties; provided, however, the parties acknowledge that Lender is under no obligation to extend the term of the Second Revolving Loan and whether or not to continue or extend the term of the Second Revolving Loan is in the Lender's sole and absolute discretion. Notwithstanding the above provisions, the security interest granted to Lender in the Collateral (as hereinafter defined) shall not in any way be limited to such amount or be dependent upon the use to which such funds are put but shall at all times fully secure the Obligations (as hereinafter defined). It is the specific intent of the parties that advances under the Second Revolving Loan shall be made without regard to the Borrowing Base and that the entire principal amount of the Second Revolving Loan shall be available to Borrower.

     1.2 Obligations

         It is specifically agreed by Borrower and Lender that in the event that further financial accommodations of any type, including, but not limited to, letters of credit, coverage of overdrafts and the like, are now or hereafter extended by Lender to Borrower, the parties intend that this Agreement shall govern any and all such financial accommodations. An extension of the foregoing, all advances now or hereafter made by Lender to Borrower pursuant to this Agreement and/or any of the other Documents or any renewal or extensions thereof or otherwise, whether or not evidenced by notes, and all liability whether now existing or hereafter arising, absolute or contingent, direct or indirect with respect to or under letters of credit, banker's acceptances or guarantees now or hereafter established by Lender pursuant to this Agreement, together with all other obligations and indebtedness of every kind and nature, whether now existing or hereafter arising, absolute or contingent, direct or indirect, under or pursuant to this Agreement or any of the other Documents or otherwise, of Borrower to Lender, to the extent the same are outstanding from time to time, are sometimes collectively referred to herein as the "Obligations".

     1.3 Interest

         All amounts outstanding from time to time under either of the Notes shall bear interest at a per annum rate equal to a daily average of the Prime Rate as reported in the Wall Street Journal. Upon the occurrence of an Event of Default, interest shall accrue for the period of time for which any payment was due, during any applicable grace or cure period, and at all times while such default shall continue at a rate of five percent (5%) per annum greater than the rate then in effect. In the event that the total amount of any payment required under either of the Notes is not received by Lender within fifteen (15) days after its due date, Borrower shall pay to Lender a late charge equal to five percent (5%) of any such late payment.

     1.4 Repayment

         (a) The First Revolving Loan Note and the Second Revolving Loan Note shall provide that the payment of interest only for the actual number of days elapsed in each payment period on the daily outstanding principal balance of the First Revolving Loan and the Second Revolving Loan, respectively, shall be due and payable in monthly payments in arrears on the 10th day of each month commencing __________ 10, 2007 and continuing on the tenth (10th) day of each month thereafter until the entire outstanding principal balance and accrued interest has been paid in full.

         (b) For all advances under the First Revolving Loan, Borrower shall repay said advances in full upon disposition of the Collateral on the basis of which such advances were made, with the understanding that "disposition" shall be defined as follows: (i) for auctions, the settlement date for the auction or whenever the Collateral is shipped, whichever is later, (ii) for dealer inventory financing, when Borrower receives good funds from the dealer; (iii) for loans to Borrower itself, as necessary to repay advances which are outstanding in an aggregate amount in excess of the limitations set forth in the first sentence of Section 1.1(a).

         (c) Notwithstanding anything herein, the entire outstanding principal balance of all advances under the First Revolving Loan and the Second Revolving Loan and accrued and unpaid interest thereon shall be due and payable on ____________, 2011 unless said maturity date shall be extended in writing by Lender in accordance with this Agreement.

Payment of principal or interest shall be deemed received by Lender only upon receipt of good funds as determined by Lender.

     1.5 Limitation on Use of Funds

         Borrower may use advances of proceeds of the Loan only for (a) general corporate purposes of Borrower and (b) Permitted Inter-Company Transactions. Borrower agrees that to the extent any funds are made available to it under this Agreement, they shall be used in strict accordance with the policies set forth in Schedule "B" hereof, and that a material violation by Borrower of any such policy, which violation is not cured within ten (10) days after written notice of same is given by Lender to Borrower, shall be an Event of Default hereunder. Borrower shall certify to Lender quarterly, on each of the compliance certificates that Borrower delivers to Lender under clauses (i) and (ii) of
Section 3.5, that Borrower has used the proceeds of each advance made to Borrower hereunder during the relevant fiscal quarter for purposes permitted under this Section 1.5. In addition, Borrower hereby agrees that Lender, not more frequently than once each year, following at least thirty (30) days notice to Borrower, shall have the option to engage an independent accounting firm, at Borrower's expense, to conduct an independent compliance audit with respect to Borrower's obligations hereunder.

     1.6 Security

         As security for the performance of Borrower's Obligations pursuant to this Agreement, and the other Documents, Borrower hereby mortgages, pledges and assigns to Lender, and gives and grants to Lender a security interest in all of its right, title and interest in and to the items and types of property described or referred to below, whether now owned or hereafter acquired, and the proceeds and products thereof (all of which property is herein collectively called the "Collateral"), which security interest has and shall remain first and prior to all other security interests therein and which Collateral shall remain free and clear of all mortgages, pledges, security interests, liens and other encumbrances and restrictions on the transfer thereof, except as specifically set forth below and in Schedule "D" attached hereto:

                  (i) Accounts

                  All   accounts  (as  such  term  is  defined  in  the  Uniform
         Commercial Code) of Borrower.

                  (ii) Third-Party Owned Inventory

                  All inventories of every kind owned by third parties, presently existing or hereafter acquired, wherever located, including all goods intended for auction sale or owned by third parties, against which Borrower has loaned funds and which serve as collateral therefor, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now or hereafter in Borrower's possession or in which Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising (the "Third-Party-Owned Inventory"). (For the avoidance of doubt, the Third-Party Owned Inventory shall not include inventory owned by third parties and consigned to Borrower, as to which Borrower has not made any loans to the consignor and with respect to which Borrower has no payment obligation to the consignor prior to the sale of such consigned inventory.) The security interest in the Third-Party-Owned Inventory shall continue in all Collateral described in this paragraph (except goods sold as provided in Section 9-307(1) of the Uniform Commercial Code), notwithstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is not authorized by Lender, other than sale in the ordinary course of business).

                  (iii) Borrower-Owned Inventory

                  All items of Borrower's wholesale and retail inventory, presently existing or hereafter acquired, wherever located, and all contract rights with respect to any of the same and all documents representing any of the same, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any ownership interest, all whether now existing or hereafter arising (the "Borrower-Owned Inventory"). The security interest in the Borrower-Owned Inventory shall continue in all Collateral described in this paragraph (except goods sold as provided in Section 9-307(1) of the Uniform Commercial Code), notwithstanding the sale, exchange or other disposition hereof by Borrower (sale, exchange or other disposition of any of said Collateral is not authorized by Lender, other than sale in the ordinary course of business).

                  (iv) Notes and Liens

                  All promissory notes and related loan and security documents relating to or evidencing any loans made by Borrower, whether presently existing or hereafter acquired by Borrower, or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                  (v) Documents

                  All documents and instruments relating to any and all loans made by Borrower, whether presently existing or hereafter acquired by Borrower, or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                  (vi) Records

                  All books, records and other documents of every nature relating to the above described types of property, including, without limitation, all tapes, cards, discs, cassettes, papers, documents and computer software in the possession or control of Borrower, or any Affiliate of Borrower, all whether now owned or hereafter acquired by Borrower or in which Borrower now has or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                  (vii) Insurance Policies

                  All rights in, to and under policies of insurance on said Inventory, including claims or rights to payment and proceeds heretofore or hereafter arising therefrom, with respect to the herein described types of property, all whether now owned or hereafter acquired by Borrower or in which Borrower may now have or may hereafter acquire any interest, including without limitation, any ownership interest or security or collateral interest, all whether now existing or hereafter arising.

                  (viii) Proceeds and Products

                  All proceeds and all products of all Collateral described above.

     1.7 Financing Statements

         Borrower hereby authorizes Lender to file financing statements pursuant to the provisions of the Uniform Commercial Code with respect to the Collateral in which Lender has been granted a security interest by Borrower pursuant to the provisions of this Agreement and the other Documents. Borrower hereby agrees to execute any and all further documents deemed necessary by Lender, in its sole discretion, to perfect its security interest in the Collateral and authorizes the Lender to file any and all further documents deemed necessary by Lender, in its sole discretion, to perfect its interest in the Collateral, including without limitation, any UCC financing statements.

     1.8 [ Intentionally Omitted. ]

     1.9 Insurance on the Collateral

         Borrower is contemporaneously with the execution hereof delivering to Lender a Certificate or Certificates of Insurance (and shall deliver the originals of the policies referred to herein upon request of Lender), respecting hazard (including, but not limited to, fire and extended coverage including "all risk"), liability, loss of rental and flood (if any of the Borrower's tangible assets are located on premises in a special flood hazard area), with coverage for the fair market value at the time of a loss of the Collateral and in an amount of at least Two Million ($2,000,000) Dollars with no co-insurance. Borrower shall further be required to provide evidence to Lender of adequate property insurance for all Collateral, which shall list the Lender as loss payee as its interests may appear.

Section 2. Representations and Warranties
           ------------------------------

     Borrower hereby represents and warrants to Lender that:

     2.1 Incorporation and Qualification

         Borrower is a corporation duly organized and validly existing and in good standing under the laws of Delaware, has the corporate power to own its assets and conduct its business as it is now being conducted and is qualified to do business in each jurisdiction wherein the nature of the business conducted by it or the property owned or held under lease by it make such qualification necessary.

     2.2 Capitalization, Business and Subsidiaries

         Except as disclosed on Schedule "F" attached hereto and made a part hereof, as of the date of this Agreement, Borrower does not own stock of any other corporation, active or inactive. The information set forth on Schedule "G" attached hereto with respect to Borrower and as to Borrower's authorized, issued and outstanding capital stock, all of which stock has been duly authorized and validly issued and is fully paid and non-assessable, the holders of such stock, the officers, the directors, the principal and other places of business, the place where its Inventory, Equipment and Records of its Accounts are kept, and Borrower's present business activities and status, is complete and accurate as of the date of this Agreement. As of the date of this Agreement, Borrower neither has a place of business nor maintains or stores any of the Collateral at any location other than those set forth in Schedule "G" attached hereto.

     2.3 Corporate Authorization

         Borrower has the corporate power to execute, deliver, and carry out the terms and provisions of this Agreement and the other Documents to which it is a party and has taken all necessary corporate and legal action with respect thereto (including, without limitation, obtaining any consent of stockholders required by law or its Certificate of Incorporation or By-Laws), and this Agreement and such other Documents to which it is a party have been duly authorized, executed and delivered by it and constitute its valid, legal and binding agreement and obligation in accordance with the terms thereof and Lender is entitled to the benefits thereof in accordance with such terms.

     2.4 Financial Statements

         There have been furnished to Lender financial statements of Borrower described or referred to in Schedule "H" attached hereto and made a part hereof. Each such financial statement, including the comments and notes contained therein, fairly presents the financial position of the entity or business to which such statement applies at the date thereof and the results of its operations for the period purported to be covered thereby. Each such financial statement has been prepared in conformity with Generally Accepted Accounting Principles applied on a consistent basis throughout all periods involved, subject, in the case of unaudited statements, to normal year-end audit adjustments.

     2.5 Indebtedness

         As of the date of this Agreement, Borrower has no material outstanding indebtedness except for liabilities reflected in said financial statements and liabilities incurred since the date thereof to trade creditors in the ordinary course of business and/or except as described or set forth in Schedule "I" attached and made apart hereof and has performed and complied with all of the terms of such Indebtedness and all instruments and agreements relating thereto and no default exists as of the date hereof nor does there exist any state of facts which would after notice or lapse of time, or both, constitute a default under or with respect to any such Indebtedness, instruments or agreements.

     2.6 Title to Properties and Assets; Liens, etc.

         Borrower has good and marketable title to its properties and assets, including, but not limited to the Collateral, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge other than those set forth on Schedule "J" attached hereto and made a part hereof, with respect to assets (if any) other than the Collateral. No financing statement under the Uniform Commercial Code which names Borrower as debtor has been filed in any state or other jurisdiction which covers the Collateral and has not been terminated except as set forth on Schedule "J". As of the date of this Agreement, Borrower has not signed any such financing statement or any security agreement authorizing any mortgagee or secured party thereunder to file any such financing statement on the Collateral or its assets except in connection herewith or as set forth on Schedule "J" attached hereto. As of the date of this Agreement,

Borrower is not a consignor or lessee under any consignment agreement or lease agreement, except as described in Schedule "J" attached hereto.

     2.7 Patents, Trademarks, etc.

         Borrower owns or holds licenses for the use of or has the right to use all patents, trademarks, service marks, trade names, copyrights and rights necessary for the conduct of its business as now conducted and as contemplated, including those identified in Schedule "K" attached hereto and made a part hereof.

     2.8 Litigation, etc.

         Except as set forth in Schedule "L" attached hereto and made a part hereof, as of the date of this Agreement, there are no actions, proceedings or investigations pending or to the knowledge of Borrower threatened (or any basis therefor known to it) which, either in any case or in the aggregate, might result in any material adverse change in Borrower's business, prospects, profits, properties, liabilities, operations, or conditions (financial or otherwise), or which might affect its ability to perform this Agreement or any other Documents executed by it.

     2.9 Changes in Condition

         Since the date of the financial statements referred to in Schedule "H" there has been no material adverse change, by reason of any matter or cause whatsoever, in Borrower's business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise).

     2.10 Tax Returns and Payments

         All tax returns and reports required by law to be filed by Borrower have been duly filed or the time for filing has been extended and all taxes, assessments, fees and other governmental charges (U.S., foreign, state or local or other) upon Borrower or upon any of its properties, assets, income or franchises, which are due and payable have been paid. To the best of Borrower's knowledge the provisions on Borrower's books respectively, regarding income taxes for all fiscal periods to date are adequate according to Generally Accepted Accounting Principles.

     2.11 Compliance With Instruments, Charter and Law

         Borrower is in full compliance with and is not in-violation or default of any term or provision of (a) its charter, Certificate of Incorporation or by-laws, if a corporation, (b) any loan agreement, debt instrument, mortgage or indenture, (c) any other material contract, agreement or instrument, (d) any judgment, decree or order, nor has it, he or she been notified of any violation of any statute, rule or regulation including but not limited to the Occupational Safety and Health Act and the Employee Retirement Income Security Act ("ERISA"), and the regulations issued by the Department of Environmental Protection and (e) any licensing or governmental requirement. The execution, delivery, performance of, and compliance with this Agreement or any of the other Documents will not result in any such violation or default or be in conflict with any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of Borrower's properties or assets except in favor of Lender and there is no such term or provision which materially adversely affects or in the future may materially adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) or its ability to perform this Agreement or any of the other Documents executed by Borrower. As of the date of this Agreement, all material contracts, agreements, mortgages, indentures, instruments, judgments, decrees and orders to which Borrower is a party or which are effective against it are listed in Schedule "M" attached except entered into in the normal course of business.

     2.12 Governmental Consents, etc.

         No consent, approval or authorization for designation, declaration or filing with any governmental authority, federal, foreign or other is required in connection with the execution and delivery of this Agreement or the Documents or the consummation of any transaction contemplated hereby or thereby by Borrower. While no consent is required by the Securities and Exchange Commission, Borrower will be required to file a form 8-K, and will comply with such requirements.

     2.13 Solvency

         Borrower is solvent, having assets of a value which exceeds the amount of its liabilities and is able to and will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is engaged and is about to engage.

     2.14 Change of name, etc.

         As of the date of this Agreement, except as set forth on Schedule "N" attached hereto and made a part hereof, Borrower has not within five (5) years changed its name, been a party to any consolidation or merger other than the Merger, acquired all or a substantial portion of the assets of any Person or purchased any of its or his assets included in the Collateral from a Person not in the business of selling such assets.

     2.15 Full Disclosure

         The financial statements referred to in Section 2.4 hereof do not, nor does this Agreement or any Schedule hereto or any other Document, certificate or statement furnished to Lender by Borrower in connection with this Agreement, contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein and herein not misleading. Borrower is not aware of any fact which materially adversely affects or in the future may materially and adversely affect its business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise), or its ability to perform this Agreement or any other Document executed by it, which has not been set forth or referred to herein, in any report or statement filed by Borrower or Parent with the Securities and Exchange Commission or in a certificate or statement furnished by Borrower to Lender.

     2.16 No Event of Default

         No Event of Default or event or condition that with the passage of time or giving of notice or both might become an Event of Default has occurred or exists.

Section 3. Affirmative Covenants
           ---------------------

         Except with the prior written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of the First Revolving Loan or the Second Revolving Loan, or any agreement of Lender to make advances to Borrower, it will comply or cause compliance with the following provisions:

3.1  Punctual Payment

         Borrower will duly and punctually pay all principal, interest, charges and other items included in the First Revolving Loan or the Second Revolving Loan which is owing by it in accordance with the provisions hereof and of the other Documents.

     3.2 Prompt Payment of Taxes, Mortgages, Leases and Indebtedness

         Borrower will promptly pay and discharge, or cause to be paid and discharged, on the date due so as to prevent the accruing of interest thereon, all lawful taxes, assessments, and governmental charges or levies imposed upon items of the Collateral owned by it, or in which it has an interest or upon its income, profits, property or business or of any of its Subsidiaries. Borrower will promptly pay or cause to be paid when due (or in conformity with customary trade terms) all of its other Indebtedness incident to its operations and will promptly pay and perform all of its obligations under leases of real and personal property and under material contracts and will promptly notify Lender of any default or notice of alleged default received with respect to any such Indebtedness, lease or contract.

     3.3 Conduct of Business

         Borrower will do all things necessary to preserve, renew and keep in full force and effect and in good standing, its current corporate existence, qualification and any franchises, licenses, patents, trademarks and items necessary to continue its business. It will maintain its properties and assets in good order and repair, all in compliance with applicable federal, state, and local judgments, decrees, orders, statutes, rules and regulations, including but not limited to state and federal environmental regulations and those of the Occupational Safety and Health Administration.

     3.4 Insurance

         Borrower will maintain insurance in amounts, coverage and with insurers satisfactory to Lender with respect to the Collateral owned by it, or in which they have an interest and their other properties and business against loss or damage to the extent that property of similar character is usually so insured by other companies engaged in a similar business. Without limiting the foregoing, such insurance shall include (a) liability insurance in such amounts and covering such risks as Lender may reasonably require, (b) all worker's compensation and other employees' liability insurance as may be required by law, and (c) property insurance with respect to the items of the Collateral constituting tangible personal property and fixtures, and with respect to the other properties both real and personal, including, if necessary, flood insurance, to the full extent of the insurable value thereof, and covering such risks as Lender may reasonably require. All of Borrower's property insurance policies with respect to the Collateral shall contain loss payable and/or mortgagee clauses in form and substance reasonably satisfactory to Lender, naming Lender as loss payee as appropriate and providing (i) that all proceeds thereunder shall be payable to Lender as its interests may appear, and (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in said policy, and (iii) that such policy and loss payable clause may not be canceled, amended or terminated unless Lender has received written notice thereof at least thirty (30) days' prior to the effective date of such cancellation, amendment or termination. Borrower will furnish a certificate with respect to the insurance at the time which is in force pursuant to this Section 3.4, specifying the amount and character of coverage, identifying the insurers and certifying as to no default in the payment of current premiums thereon and will furnish Lender with original or duplicate original copies of all policies. All insurance proceeds for any occurrence or any series of related occurrences which exceed Ten Thousand Dollars ($10,000) and which are subject to a security interest under this Agreement may, upon Lender's request, in Lender's sole and absolute discretion, be paid to Lender and shall be applied by Lender to the payment of any of the principal, whether or not due, or interest or such other obligation or Indebtedness which constitutes a part of the Loan as Lender may determine in its sole discretion. Proceeds of Ten Thousand Dollars ($10,000) or less shall be payable to Borrower for general corporate purposes. Borrower does hereby grant Lender an Irrevocable Power of Attorney and appoint Lender as its attorney-in-fact (said power of Attorney being coupled with an interest) for the sole purpose of executing, negotiating and signing any drafts, checks, instruments or documents to carry out the terms hereof.

     3.5 Accounting Financial Statements and Other Information

         Borrower   will   maintain  a  system  of  accounts   established   and
administered  in  accordance  with  Generally  Accepted  Accounting   Principles
consistently applied. Borrower will deliver or cause to be delivered to Lender:

     Financial Reports
     -----------------

          (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, consolidated and consolidating financial statements of Parent and its Subsidiaries (including, after the Merger, Borrower), including a balance sheet as of the end of period, and statements of income for the period(s) that have been included as part of the consolidated financial statement disclosure of Parent's SEC Form 10-Q filing, which in the case only of the consolidated financial statements of Parent, have been reviewed by Parent's appointed independent accounting firm, along with statements of cash flows for that period. In connection with the delivery of such quarterly financial statements, an officer, on behalf of Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute and Even of Default, has occurred and is continuing or if in the opinion of said individual an Event of Default or such an event has occurred and is continuing a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default and of the granting of time to cure);

          (ii) as soon as available  and in any event within one hundred  twenty
     (120) days after the end of each fiscal year of Parent, consolidated and consolidating financial statements of Parent (including, after the Merger, Borrower), including a balance sheet as of the end of such fiscal year and statements of income for the year(s) that have been included as part of the consolidated financial statement disclosure of Parent's SEC Form 10-K filing, which in the case only of the consolidated financial statements of Parent, have been audited by Parent's appointed independent accounting firm, and statements of cash flow for that period. In connection with the delivery of such annual financial statements, an officer, on behalf of Borrower, will provide written representation that there is no knowledge of an Event of Default or an event that with notice or lapse of time or both could constitute an Event of Default, has occurred and is continuing or if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (the provisions for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default or the granting of time to cure).

          (iii) within ten (10) days after filing thereof copies of all federal and state income tax returns for Parent.

          (iv) such financial information from Borrower as shall reasonably be requested by Lender.

          (v) as soon as reasonably practicable, upon reasonable request of Lender such other data and information (financial and otherwise) bearing upon or related to Borrower's financial condition, results of operations, assets and/or Borrower's projections of cash flow and profit and loss, all as Lender from time to time may reasonably request.

          (vi) within fifteen (15) days after the end of each calendar month, a list of the Borrower's aged accounts receivable and a complete list of Borrower's inventory duly certified by the chief financial officer of Borrower and such other information relating to Borrower's accounts receivable as Lender shall request at such times as Lender shall request upon such forms and using such procedures as Lender shall reasonably require.



     3.6 Inspection

         Borrower will permit Lender and any authorized representatives of Lender, at Lender's sole cost and expense and upon reasonable notice to Borrower, to visit and inspect any of its offices or any of its or his Affiliates, including all items of Collateral and its and their books and records, including books and records relating to accounts receivable (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts, with its and their employees with Borrower's consent, all at such times during normal business hours and as often and continuously as may be reasonably requested by Lender.

     3.7 Notice of Certain Events and Changes

         As soon as reasonably practicable after becoming aware of any condition, event or state of facts which constitutes an Event of Default under this Agreement or which, after notice or lapse of time, or both, would constitute an Event of Default, Borrower will give written notice to Lender specifying the nature and period of existence thereof. Borrower will promptly give Lender written notice of any condition, event or state of facts which causes or may cause material loss or depreciation in the value of the Collateral and of the commencement or threat of any action, proceeding or investigation, or the occurrence or existence of any other event, matter or cause whatsoever, which either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, properties, operations or condition (financial or otherwise). Borrower will give Lender written notice of any change in its place or places of business, any change of location of any item of the Collateral having a book value in excess of Fifty Thousand Dollars ($50,000), except as items of Collateral may be moved in the ordinary course of business.

     3.8 Application of Proceeds

         Borrower agrees that it will apply the funds provided to it pursuant to this Agreement in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Borrower agrees that it will not, directly or indirectly, apply any part of such proceeds to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any use which will cause a violation of any other regulation of the Board of Governors of the Federal Reserve System or of any regulations, interpretations or rulings thereunder.

     3.9 Governmental Notices

         As soon as reasonably practicable upon the issuance thereof, Borrower will send to Lender a copy of all orders issued by any federal, state or municipal regulatory authority under any laws or regulations adopted thereby, which, if enforced, would have a material adverse effect upon its condition whether financial, operating, or otherwise, and further, Borrower will as soon as reasonably practicable send to Lender copies of all reports or other materials filed by it with or issued to it by the U.S. Securities and Exchange Commission, and all reports, notices or statements sent by Borrower to its stockholders.

     3.10 Maintenance of Property and Collateral

         Borrower shall maintain its properties and the Collateral in good repair, working order and condition and make all needed and proper repairs, renewals, replacements, additions or improvements thereto and immediately notify Lender of any event causing loss or depreciation in the value of the Collateral and the amount of such loss or depreciation. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and in the event Lender's security interest in the Collateral or a part thereof would be impaired by an adverse decision, allow Lender to contest or defend any such claim or demand in Borrower's name, at Borrower's reasonable cost, charge and expenses, and pay to Lender upon demand all costs and expenses, including without limitation, attorney's fees incurred by Lender in connection therewith.

     3.11 Payment of Lender Expenses

         Borrower shall pay to Lender on demand any and all reasonable expenses including attorneys fees incurred or expended by Lender in the collection or attempted collection of the Obligations, in protecting and/or enforcing the rights of Lender against Borrower, and in sustaining and/or enforcing the security interest and other liens, if any, granted to Lender hereunder and under all related agreements, instruments and documents.

Section 4. Negative Covenants

     Except with the prior express written consent of Lender, Borrower covenants and agrees that so long as there is outstanding any portion of either of the Loans, or so long as this Agreement has not been terminated if there is no amount outstanding under either of the Loans, it will not:

     4.1 Liens

         Directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to any Collateral, whether now owned or hereafter acquired, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

         (a) liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 3.2;

         (b) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (c) liens, charges and encumbrances related to the conduct of its business or the ownership of its or his properties or assets which are not incurred in connection with the borrowing of money and which in the aggregate are not material;

         (d) statutory or common law possessory liens for charges incurred in the ordinary course of business the payment of which is not yet due;

         (e) the mortgages, liens and encumbrances referred to or described in Schedules "D" and "J" attached hereto;

         (f) liens created hereunder;

     4.2 Restrictions on Indebtedness

         Directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase, pay or provide funds in respect of, or otherwise become or be or remain liable, contingently, directly or indirectly, with respect to any Indebtedness other than:

         (a) Indebtedness hereunder;

         (b) Current liabilities for trade and other obligations incurred in the ordinary course of its business not as a result of borrowing;

         (c) presently existing indebtedness specifically described in Schedule "I" attached hereto, none of which shall be prepaid without Lender's prior written consent.

         (d) Indebtedness in respect of endorsements made in connection with the deposit of items for credit or collection in the normal and ordinary course of business.

     4.3 Restrictions on Investments, Loan, etc.

         Purchase or otherwise acquire or own any stock or other securities or Indebtedness of any other Person, or make or permit to be outstanding any loan or advance or capital contribution to any other Person, other than:

         (a) presently outstanding loans, advances and investments described in Schedules "H" and "I" attached hereto;

         (b) Indebtedness of customers for merchandise sold or services rendered in the ordinary course of business;

         (c) Indebtedness pursuant to Third Party Loans made in accordance with the policies listed in Schedule B;

         (d) investments in bills or bonds issued by the government of the United States of America and/or Certificates of Deposit issued by a bank having a net worth of at least Fifty Million Dollars ($50,000,000) and/or securities issued by and purchased from Lender; and

         (e) Permitted Inter-Company Transactions.

     4.4 Stock Issuance,  Dividends,  Distributions,  Redemptions and Directors'
Fees

         Issue any additional shares of stock, directly or indirectly, declare, order, pay, make or set apart any sum or property for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of its stock of any class now or hereafter outstanding or for the payment of any dividends on any of such stock, except for Permitted Inter-Company Transactions and quarterly dividends payable concurrently with payments to Lender under
Section 9 hereof, or pay any directors' fees.

     4.5 Sale of Assets and Collateral, Consolidation, Merger or Acquisition of Assets

         Directly or indirectly, sell, abandon or otherwise dispose of the Collateral or any part thereof, except for sales and consignments of Inventory in the ordinary course of Borrower's business, or replacement with Collateral of like value and quality, or directly or indirectly sell, abandon or otherwise dispose of all or any portion of its properties or assets or, except pursuant to the Merger, consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into it or acquire all or a substantial portion of the assets of another Person or form or acquire any Subsidiary.

     4.6 Transactions With Affiliates

         Enter into any transaction with any Affiliate other than in the ordinary course of business and on terms not less favorable to it than are at the time available to it from any Non-Affiliate, except for Permitted Inter-Company Transactions and as otherwise authorized by this Agreement.

     4.7 Partnerships, Joint Ventures, Other Businesses

         Create or participate in the creation of any partnership, joint venture, corporation, or other entity (including but not limited to any subsidiaries) or engage in any business other than the business presently conducted by it, except in the ordinary course of business.

     4.8 Subordinate Debt Payments

         Pay principal or interest on Subordinate Debt (present or future) except as authorized in this Agreement.

     4.9 Expenditures for Capital Assets

         Make any expenditure for capital assets (other than for routine repairs and maintenance which are not required to be capitalized as hereinafter set forth) unless, immediately after giving effect thereto the aggregate amount expended or to be expended on account of all such expenditures by the Borrower in any fiscal year commencing with the current fiscal year of Borrower would not exceed the amount of One Hundred Thousand Dollars ($100,000). The following shall be deemed to be expenditures for capital assets as subject to the limitations of this Section 4.10:

         (a) Expenditures for acquisition, major repairs and maintenance which, in accordance with generally accepted accounting principles, are or should be capitalized, and

         (b) All lease rentals and other amounts payable under leases entered into after the date hereof whether "true leases" or finance leases other than renewals and extensions of leasing existing on the date hereof and all amounts payable under contracts or arrangements for the purchase of property for payment of the purchase price for such property as deferred in whole or in part.

     4.10 Changes in Locations, Name, etc.

         Borrower shall give written notice as soon as practicable, and shall take such steps as Lender may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto, prior to taking any of the following actions: (i) changing the location of its chief executive office; (ii) permitting any Inventory to be kept at a location other than that specified in Schedule G; (iii) changing its name, existence as a corporation, jurisdiction of incorporation or formation, or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading.

Section 5. Events of Default
           -----------------

     If any one or more of the following events ("Events of Default") shall occur:

         (a) If Borrower shall fail to make payment of any part or installment of principal or interest on any advance made under either of the Loans or on any other Obligations when any such payment shall be due and payable, whether at any stated maturity or by demand, acceleration or otherwise; or

         (b) If Borrower shall be in default in the performance of or compliance with any other term, covenant or condition applicable to it contained in this Agreement or contained in any other Documents, and shall have failed to cure such default for thirty (30) days after receipt of written notice from the Lender.

         (c) If any representation or warranty made by or on behalf of Borrower in this Agreement or in the Schedules hereto, or in any of the other Documents, or in connection with the transactions contemplated hereby and thereby shall be false or incorrect in any material respect; or

         (d) If Borrower shall default in the payment of any Indebtedness for borrowed money, including, but not limited to, the indebtedness which is referred to in Schedule "I" attached hereto or shall default with respect to any of the terns of any evidence of such Indebtedness or of any indenture or other agreement relating thereto, or if Borrower shall commit any material breach or be in default under any contract set forth in Schedule "M" attached hereto; or

         (e) If Borrower shall make an assignment for the benefit of creditors, or shall admit in writing an inability to pay debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail to deny the material allegations of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going concern; or

         (f) If, within ninety (90) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or himself or of all or any substantial part of its properties, such appointment shall not have been vacated;

         (g) If an event of default shall occur under a Third Party Loan and is continuing or an event which pursuant to the provisions of the Third Party Loan Documents with the lapse of time and/or notice specified therein would become such an event of default has occurred and is continuing;

then, and in any such event, in addition to its rights and remedies under this Agreement, the other Documents and any other instruments, Lender may at its option declare the Notes and the Obligations or any portion thereof to be immediately due and payable, whereupon the same shall forthwith mature together with interest accrued thereon and together with any and all costs of collection, including, but not limited to, reasonable attorney's fees without notice and without presentment, demand or protest, all of which are hereby waived.

Section 6. Payment Terms.

     Payment of all sums due hereunder shall become due and shall be payable on __________, 2011. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable by Borrower under this Agreement, in good funds no later than 5:00 p.m. (Eastern time) on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Federal or other funds immediately available to Lender at its address referred to herein and in the Note. All payments received by Lender after 5:00 p.m. (Eastern time) shall be deemed to have been received by Lender on the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon at the then applicable rate, shall be payable for such extended time. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default, all sums due hereunder shall, at the option of the Lender, become immediately due and payable upon written notice to Borrower.

Section 7. Remedies, Provisions re: Collateral, etc.

     In the event of an occurrence of an Event of Default which has not been cured or waived within thirty (30) days after notice from Lender to Borrower of such occurrence, Lender:

         (a) may proceed to protect and enforce its rights if Lender deems necessary to do so by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in any other Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity or otherwise.

         (b) without limitation of any rights and remedies of Lender as a secured party under the Uniform Commercial Code and any rights or remedies set forth in any of the Documents, Lender shall have all of the following rights and remedies with respect to the Collateral or any portion thereof:

                  (i)  Lender  may,  at any time and from time to time,  with or without judicial process and the aid or assistance of others, reasonably enter upon any premises in which any of the Collateral may be located and, without resistance or interference by Borrower, take possession of the Collateral and/or dispose of any part or all of the Collateral on any such premises; and/or require Borrower to assemble and make available to Lender at the expense of Borrower any part or all of the Collateral at any place or time designated by Lender which is reasonably convenient to Borrower and Lender; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit and upon any reasonable and customary terms, at such place(s) and time(s) and to such Persons as Lender shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that the owner of the items to be sold shall be given fifteen (15) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Borrower hereby agrees shall be reasonable notice thereof. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and in such event Lender may resell such Collateral. Lender may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed in standard price quotations Lender may buy at private sale and may make payment therefor by application of all or a part of either Loan.

                  (ii) Lender shall apply the cash proceeds from any sale or other disposition of the Collateral first, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, and to reasonable attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Lender pursuant hereto or pursuant to the other Documents, second, to all accrued interest, fees and charges outstanding with respect to the Loans, third, to all other outstanding portions of the Loans, fourth, if there is any surplus, to any other secured parties having an interest in the Collateral known to Lender in accordance with their interests, and fifth, if there is any surplus, to Borrower; provided, however, that Borrower shall remain liable with respect to unpaid portions of the Loans.

                  (iii) Any of the proceeds of the Collateral received by Borrower after demand by Lender for repayment of all or any part of the Loans, shall not be commingled with any other of its property but shall be segregated, held by Borrower in trust as the exclusive property of Lender, and it will immediately deliver to Lender the identical checks, monies, or other proceeds of Collateral.

                  (iv) At its option, Lender may pay for insurance on the Collateral and taxes, assessments or other charges which Borrower fails to pay in accordance with the provisions hereof or of any related agreement, instrument or document and may discharge any security interest or lien upon the Collateral. No such payment or discharge of any such security interest or lien shall be deemed to constitute a waiver by Lender of the violation of any covenant by Borrower as a result of Borrower's failure to make any such payment or Borrower's suffering of any such security interest or lien. Any payment made or expense incurred by Lender pursuant to this or any other provisions of this Agreement shall be added and become a part of the Obligations of Borrower to Lender, shall bear interest at a rate per annum as provided for in the Notes, and shall be payable on demand.

Section 8. Cumulative Remedies; No Waivers, etc.

     No right, power or remedy granted to Lender in this Agreement or in the other Documents is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement, in the other Documents or otherwise available to Lender at law or in equity, and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Lender of any or all of such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Lender in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof, or of the other Documents shall in any way be, or be construed to be, a waiver thereof or to prevent Lender's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice Lender's rights, powers or remedies.

Section 9. Partial Invalidity, Waivers

         (a) If any term or provision of this Agreement or any of the other Documents or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable by reason of any applicable law, the remainder of this Agreement and the other Documents, or application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the other Documents shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by Borrower to the end that this Agreement and the other Documents shall be deemed to be valid and binding obligations enforceable in accordance with their terms.

         (b) To the extent permitted by applicable law, Borrower hereby waives presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, or of any default.

         (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER ANY FEDERAL OR STATE STATUTE OR REGULATION IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY

PREJUDGMENT REMEDY BY REASON OF THIS AGREEMENT, OR BY REASON OF BORROWER'S OBLIGATIONS OR ANY RENEWALS OR EXTENSIONS OF THE SAME. BORROWER ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY LENDER OF ANY RIGHT OF SET-OFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

Section 10. Definitions

     As used herein, the following terms have the following meanings:

     Account Debtor: means a Person who is obligated on an account.

     Agreement: this Amended and Restated Loan and Security Agreement, as it may be amended, amended and restated, renewed or supplemented from time to time.

     Affiliate: with reference to any Person, any director, officer or employee of such Person, any corporation, association, firm or other entity in which such Person has a direct or indirect substantial interest or by which such Person is directly or indirectly controlled or is under direct or indirect substantial common control with such Person. For purposes of this Agreement, Borrower, Parent and the Parent Subsidiaries are Affiliates of one another.

     Bankruptcy Code: Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

     Borrower: the meaning specified on page 1.

     Borrowing Base: as of any date, an amount equal to the sum of: (a) seventy percent (70%) of Eligible Accounts on such date, plus (b) seventy percent (70%) of the value of Eligible Inventory, based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation value as determined by Lender.

     Borrowing Base Certificate: a certificate in the form of Schedule "O" attached hereto.

     Collateral: the meaning specified in Section 1.6.

     Documents: this Agreement, the Notes, all collateral assignments of the notes and liens described in Section 1.6(a)(iv), all UCC-1 Financing Statements, and all other agreements, documents and instruments heretofore, now or hereafter executed and delivered pursuant to this Agreement or pursuant to any of the aforesaid documents.

     Eligible Accounts: all accounts of Borrower that are deemed by Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base net of any and all interest, finance charges, sales tax, fees, returns, discounts, claims, credits, charges, contra accounts, exchange contracts or other allowances, offsets and rights of offset, deductions, counterclaims, disputes, rejections, shortages or other defenses and all credits owed or allowed by Borrower upon any of its accounts and further reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Eligible Accounts shall not include the following:

     (a) accounts which remain unpaid more than ninety (90) days past their invoice dates;

     (b) accounts which are not due and payable within sixty (60) days after their invoice dates;

     (c) accounts owing by a single Account Debtor if twenty percent (20%) or more of the aggregate balance owing by said Account Debtor is ineligible pursuant to clauses (a) or (b) above;

     (d) accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

     (e) accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the continental United States of America, or with respect to which the Account Debtor is not subject to service of process in the continental United States of America, unless such accounts are backed in full by irrevocable letters of credit or insurance in form and substance satisfactory to Lender issued or confirmed by a domestic commercial bank acceptable to Lender;

     (f) accounts with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);

     (g) accounts with respect to which Borrower is or may be liable to the Account Debtor for goods sold or services rendered by such Account Debtor, but only to the extent of such liability to such Account Debtor;

     (h) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereon;

     (i) accounts which are not invoiced within thirty (30) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

     (j) accounts which are not subject to a first priority perfected security interest in favor of Lender;

     (k) that portion of an account balance owed by a single Account Debtor which exceeds fifteen percent (15%) of total accounts otherwise deemed eligible hereunder; and

     (l) accounts with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such state of payment of such account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

     Eligible Inventory: as at any date of determination, all inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

     (a) work-in-process;

     (b) finished goods which do not meet the specifications of the purchase order for such goods;

     (c) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

     (d) inventory with respect to which there exists any security interest or lien in favor of any Person other than Lender;

     (e) packaging and shipping materials, products and labels;

     (f) inventory that is obsolete;

     (g) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215 (a)(i); and

     (h) inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion and inventory located at any location other than those listed on Schedule "G".

     Financial Statements: the reports, statements and other information to be delivered to Lender pursuant to Section 3.5.

     First Revolving Loan: the meaning specified in Section 1.1(a).

     First Revolving Loan Note: the meaning specified in Section 1.1(a).

     Generally Accepted Accounting Principles: generally accepted accounting principles and practices in the United States of America, consistently applied.

     Indebtedness: as applied to a Person, (a) all items, except items of capital stock or of surplus or of unappropriated retained earnings or of amounts accrued for deferred income taxes if in compliance with Section 3.2, which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed contingently or otherwise to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become liable directly or indirectly with respect thereto.

     Lender: the meaning specified on page 1.

     Loans:  collectively,  the First  Revolving  Loan and the Second  Revolving
Loan.

     Merger: the merger of DGSE Merger Corp., a Delaware corporation ("Merger Corp.") and wholly-owned subsidiary of Parent, with and into Borrower, by which Borrower shall become a wholly-owned Subsidiary of Parent, on the terms and conditions set forth in that certain Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of January 6, 2007, by and among Parent, Merger Corp., Borrower and the stockholder agent named therein.

     Notes: collectively, the First Revolving Loan Note and the Second Revolving Loan Note.

     Obligations: the meaning specified in Section 1.2.

     Parent: DGSE Companies, Inc., a Nevada corporation and, following the consummation of the Merger, the sole stockholder of Borrower.

     Parent Subsidiary: a Subsidiary of Parent other than Borrower.

     Permitted Inter-Company Transaction: a cash dividend or distribution made by Borrower to Parent in accordance with any applicable restrictions of the General Corporation Law of the State of Delaware or a loan by Borrower to Parent or to a Parent Subsidiary, in each case with the proceeds of advances made by Lender to Borrower under the First Revolving Loan or the Second Revolving Loan, provided that:

         (a) Parent has executed and delivered to Lender a limited continuing guaranty of the Obligations, in form and substance reasonably satisfactory to Lender, covering an amount of the Obligations not to exceed the sum of (x) the aggregate amount of all such dividends or distributions to Parent, less all amounts contributed by Parent to Borrower as capital in return for such dividends or distributions, and (y) the aggregate outstanding principal balance of all such inter-company loans to Parent or any Parent Subsidiary; and

         (b) Parent has executed and delivered to Lender a security agreement in form and substance reasonably satisfactory to Lender, pursuant to which Parent has granted Lender a second-priority security interest in all Stanford Collateral (as defined in the Intercreditor Agreement, dated as of July ___, 2006, entered into by and between Texas Capital Bank, National Association, a national banking association Lender ("TCB"), Lender and Parent), subject only to the first-priority security interest of TCB.

     Person: a corporation, an association, a partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

     Second Revolving Loan: the meaning specified in Section 1.1(b).

     Second Revolving Loan Note: the meaning specified in Section 1.1(b).

     Subsidiary: with reference to any Person, a corporation, or similar association or entity of which not less than a majority of the outstanding shares of the class or classes of stock, have by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, association or entity, of which are at the time owned or controlled, directly or indirectly, by such Person or by a Subsidiary of such Person.

     Third Party Loan Documents: all agreements, documents and instruments heretofore, now or hereafter executed and delivered pursuant to any Third Party Loans made by Borrower.

     Uniform Commercial Code: the Uniform Commercial Code as in effect from time to time in the State of Texas, including, without limitation, any amendments thereto which are effective after the date hereof.

Section 11. Expenses
            --------

     Borrower agrees to indemnify and save Lender harmless from, and to pay or reimburse Lender for, all reasonable charges, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, if any, incurred by Lender in defending or protecting the security interests and liens granted pursuant to this Agreement or the other Documents, or the priority of any thereof, or in the performance of any obligation of Borrower in connection with the Collateral or in the attempted enforcement or enforcement of this Agreement or the other Documents, or in the collection or attempted collection of any of the obligations owing under any thereof, or in the realization or attempted realization upon the Collateral.

Section 12. Further Assurances; Possession of Collateral; Custodians
            --------------------------------------------------------

     Borrower will deliver to Lender such financing statements and other instruments constituting or evidencing items of the Collateral as may be reasonably requested by Lender to better assure it with respect to the security interests granted to it pursuant to this Agreement and the other Documents. To the extent permitted by applicable law, Borrower hereby authorizes Lender to file, in the name of Borrower, financing statements which Lender in its sole discretion deems necessary to further perfect the security interests granted under this Agreement and the other Documents.

Section 13. Survival of Agreements, Representations and Warranties etc.
            -----------------------------------------------------------

     All agreements, representations and warranties contained herein or made in writing by or on behalf of Borrower, in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Documents shall survive any investigation at any time made by Lender and any disposition of the Loans by Lender and, to the extent applicable, shall be deemed to be made a new by each of them each time an advance is made pursuant hereto or pursuant to the other Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties made hereunder.

Section 14. Failure to Perform
            ------------------

     If Borrower shall fail to observe or perform any of the covenants hereof, Lender may pay such reasonable amount or incur reasonable liabilities to remedy or attempt to remedy any such failure, and all such payments made and liabilities incurred shall be for the account of Borrower and shall be in Lender's sole discretion or shall be withdrawn from Borrower's accounts maintained with Lender.

Section 15. Notices, etc.
            -------------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly delivered upon actual receipt if by facsimile, email or over night courier, and five (5) days after mailing if by first class registered mail, return receipt requested

         (a) if to Lender:

             Lender:          Stanford International Bank Ltd.
                              No. 11 Pavilion Drive, St. John's,
                              Antigua, West Indies
                              Attn:  James M. Davis, Chief Financial Officer
                              Facsimile: (901) 680-5265
                              Email:  MDavis@StanfordEagle.com

             with a copy to:

                              Adorno & Yoss LLP
                              225 Ponce de Leon Boulevard, Suite 400
                              Coral Gables, FL 33134
                              Attn: Seth P. Joseph, Esq.
                              Facsimile: (305) 460-1422
                              Email: SPJ@Adorno.com

         or at such other address as may have been furnished in writing by Lender to Borrower; or

         (b) if to Borrower:

             Borrower:        Superior Galleries, Inc.
                              9478 W. Olympic Blvd.
                              Beverly Hills, California 90212
                              Attn:  Chief Executive Officer
                              Facsimile:  (310) 203-0496
                              Email:

             with a copy to:

                              DGSE Companies, Inc.
                              2817 Forest Lane
                              Dallas, TX  75234
                              Attn:  Dr. L.S. Smith
                              Facsimile:  (972) 772-3093
                              Email:  LSSmith1@ClassicNet.net

             with an additional copy to:

                              Sheppard, Mullin, Richter & Hampton, LLP
                              12275 El Camino Real, Suite 200
                              San Diego, California  92130-2006
                              Attn:  John J. Hentrich, Esq.
                              Facsimile:  (858) 509-3691
                              Email:  JHentrich@SheppardMullin.com

         or at such other address as may have been furnished in writing by Borrower to Lender.

Section 16. Amendments and Waivers
            ----------------------

         Neither this Agreement nor any other Document nor any term hereof or thereof may be changed, waived, discharged or terminated except by a writing signed by the party to be charged.

Section 17. Term
            ----

     The term of this Agreement and the other Documents shall be from the date hereof and continue until all amounts due hereunder are paid in full. Any expiration or termination of this Agreement shall not affect any rights of Lender under this Agreement or under the other Documents and upon any such expiration or termination Borrower shall be obligated to forthwith pay all of the Loans and Borrower shall continue to be bound by all of the provisions of this Agreement until all of the Loans shall have been paid in full.

Section 18. Conditions Precedent
            --------------------

     18.1 The obligation of Lender to make the Loans and advances to be made by it hereunder is subject to the following conditions precedent;

         (a) Approval of Lender Counsel

         All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for Lender.

         (b) Proof of Corporate Action

         Lender shall have received certified copies of all corporate action taken by Borrower to authorize the execution and delivery of this Agreement and the Notes and Loans hereunder, and such other documents as Lender or its counsel shall reasonably request.

         (c) Corporate Documents and Opinions

         Borrower is furnishing to Lender a certificate of good standing of the state of its incorporation, resolutions, incumbency certificates, and other documents which Borrower acknowledges are being relied upon by Lender, and such other documents are to be in the form and of the content as may be satisfactory to Lender and its counsel.

         (d) Loan Documents

         Receipt by Lender of the Notes fully executed by Borrower, UCC-1 Financing Statements in form satisfactory for filing with the Delaware Secretary of State and other material documents required by Lender.

         (e) Insurance

         Receipt by Lender of the  policies  of  insurance  in  compliance  with
Section 1.9.

         (f) Opinion of Counsel

         Lender shall have received from counsel to Borrower a written opinion, reasonably satisfactory to Lender.

         (g) Representations and Warranties

         The Representations and Warranties contained in Section 2 herein shall be true on and as of the date of closing.

         (h) Collateral

         Receipt by Lender of any of the Collateral where possession by Lender is necessary to perfect its security interest therein.

         (i) Merger

         Lender shall have received satisfactory evidence that the Merger has been consummated.

         (j) Parent Approval

         Lender shall have received satisfactory written approval by Parent of the terms and provisions of this Agreement and the other Documents.

     18.2 The obligation of the Lender to make each subsequent advance to be made by it hereunder is subject to the conditions precedent that:

         (a) No Event of Default

         No Event of Default specified in Section 5 hereof, and no event which pursuant to the provisions of Section 5 with the lapse of time and/or notice specified therein would become such an Event of Default, has occurred and is continuing; and

         (b) No Material Adverse Change

         There has been no material adverse change in the consolidated financial condition of Borrower and its consolidated subsidiaries; and

         (c) Representations and Warranties

         The Representations and Warranties contained in Section 2 are true and correct.

Lender shall have received a certificate of the CEO and CFO of Borrower certifying as of the date of the current advance that (i) no Event of Default specified in Section 5 hereof exists or is continuing, (ii) no material change has taken place with regard to its financial condition as represented to Lender and (iii) the Representations and Warranties contained in Section 2 are still true and correct.

     18.3 By delivering the Notes and each other Document to Lender and receiving the Loans and advances, Borrower represents that no Event of Default specified in Section 5 hereof exists or is continuing and no material adverse change has taken place with regard to its financial condition as represented to Lender.

     18.4 Loan Administration.

         Advances made under the Loans shall be as follows:

         (a) A request for an advance shall be made by Borrower giving Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing, whether such proposed borrowing will be a borrowing under this First Revolving Loan or the Second Revolving Loan, and the proposed borrowing date, not later than 2:00 p.m. Eastern time one (1) business day prior to the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default.

         (b) In the case of each request for an advance under the First Revolving Loan, Borrower shall deliver to Lender, concurrently with delivery of the notice of borrowing required by clause (a) of this Section 18.4, a Borrowing Base Certificate executed by Borrower and prepared as of a date not more than thirty (30) business days prior to the date of such requested advance.

         (c) Borrower hereby authorizes Lender to disburse the proceeds of each revolving credit advance requested by wire transfer to such bank account as may


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be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower.

         (d) All revolving credit advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower and shall be secured by Lender's lien upon all of the Collateral.

         (e) Lender shall enter all revolving credit advances as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All payments and collections shall be applied first to fees, costs and expenses due and owing under the Documents, then to interest due and owing under the Documents, and then to principal outstanding under the Loan.

         (f) Lender will account to Borrower monthly with a statement of the Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty
(30) days of the date each accounting is mailed to Borrower. Such notices shall be deemed an objection to those items specifically objected to therein.

         (g) Borrower shall establish one or more bank accounts for deposits of advances made under the Loans and for deposits of repayments of Third Party Loans, and shall assign such accounts to Lender. Borrower shall not deposit advances from Lender or repayments from borrowers under Third Party Loans into any other accounts.

Section 19. Setoff.
            -------

     Borrower hereby gives Lender a security interest in, and a right of set-off for the Loans upon or against, all the deposits, credits, Collateral, and property of Borrower, now or hereafter in the possession or control of Lender or in transit to it. Lender may at any time apply or set-off the same, or any part thereof, to either of the Loans even though unmatured.

Section 20. Miscellaneous
            -------------

         (a) This Agreement and each other document granting Lender a security interest in the Collateral is a security agreement within the meaning of the Uniform Commercial Code. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. To the extent there is any inconsistency between the terms of this Agreement and any of the other Documents, this Agreement shall control. All of the terms of this Agreement and the other Documents shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, successors and assigns of the parties hereto, whether so expressed or not, and by any other holder or holders at the time of the Loan or any part thereof. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and by the several parties hereto in separate counterparts, but all of which together shall constitute one and the same instrument.

         (b) This Agreement is between the Lender and the Borrower only and shall not be relied upon by any third party. Without limiting the foregoing, Lender shall have no liability to any third party whatever (including without limitation Borrower or anyone conducting business with any of the foregoing) in the event Lender for any reason and at any time determines not to advance sums under the Notes and/or for any reason or otherwise exercises its rights under this Agreement and/or the other Documents.

         (c) Subject to Section 552(a) of the Bankruptcy Code, the security interests granted hereby extends to the Collateral, whether acquired before or after the commencement of a case under the Bankruptcy Code.

Section 21. CHOICE OF LAW; CONSENT TO JURISDICTION.
            ---------------------------------------

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTES IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF TEXAS OR IN THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF TEXAS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESCRIBED IN SECTION 15 HEREOF. ANY MATTERS AFFECTING THE ENFORCEMENT OR INTERPRETATION OF LENDER'S SECURITY INTEREST IN THE COLLATERAL SHALL (TO THE EXTENT NOT GOVERNED BY TEXAS LAW PURSUANT TO THE AGREEMENT SET FORTH HEREIN) BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE OR CALIFORNIA, AS APPLICABLE.

         [Rest of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day first above mentioned.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

                                                BORROWER:
                                                Superior Galleries, Inc.


                                                BY:
-----------------------------------                -----------------------------
                                                   Name:
                                                   Title:

                                                LENDER
                                                Stanford Financial Group Company


                                                BY: /s/ James M. Davis
-----------------------------------                -----------------------------
                                                   James M. Davis
                                                   Its Chief Financial Officer

                COMMERCIAL LOAN AND SECURITY AGREEMENT SCHEDULES

[ TO COME ]